Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

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In connection with the Quarterly Report of Bonanza Goldfields Corp. (the "Company") on Form 10-Q for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris Tomkinson, Principle Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Bonanza Goldfields Corp.
Registrant
Date: February 12, 2010	By:	/s/Chris Tomkinson
Name: Chris Tomkinson
Title: Chairman, Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)